UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2012, Triumph Group, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2012 and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

Please note that the amount of fiscal year 2011 net sales stated at the top of page 2 of the press release as originally issued contained an error.  The correct amount of fiscal year 2011 net sales was $2,905.3 million.   The fiscal year 2011 net sales figure has been corrected in the copy of the press release attached hereto as Exhibit 99.1

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•
For the fiscal year ended March 31, 2012, sales mix was as follows:  commercial was 52% (compared to 48% in the prior fiscal year), military was 32% (compared to 37% in the prior full fiscal year), business jets were 13% (compared to 11% in the prior full fiscal year), regional jets were 1% (same as the prior full fiscal year) and non-aviation was 2% (compared to 3% in the prior full fiscal year).

•	The top ten programs represented in the backlog were the 747, 777, G450/G550, V-22, C-17, 737 NG, 787, A330/A340, C-130 and 767 programs, respectively.

•	For the fiscal year ended March 31, 2012, Boeing commercial, military and space accounted for 46.6% of net sales.

•
Same store sales for the fiscal year ended March 31, 2012 increased 7% over the prior fiscal year.  Aerostructures same store sales for the fiscal year ended March 31, 2012 were $636.9 million, with an increase of 6% over the prior fiscal year.  Aerospace Systems same store sales for the fiscal year ended March 31, 2012 was $551.8 million, an increase of 8% over the prior fiscal year. Aftermarket Services same store sales for the fiscal year ended March 31, 2012 was $288.4 million, an increase of 6% over the prior fiscal year.

•
For the fiscal year ended March 31, 2012, OEM sales represented 87% (compared to 85% in the prior fiscal year), Aftermarket sales represented 11% (compared to 12% in the prior full fiscal year), and Other was 2% (compared to 3% in the prior full fiscal year)

•
Export sales for the fiscal year ended March 31, 2012 were $463.9 million, an increase of 17% from the prior fiscal year. Export sales for the fiscal quarter ended March 31, 2012 were $122.1 million, an increase of 8% over the comparable quarter in the prior fiscal year.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 2, 2012

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 4, 2012	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 2, 2012